Exhibit 99.2
Alogent Corporation
Financial Statements
September 30, 2007

Alogent Corporation
Index
September 30, 2007

Alogent Corporation
Balance Sheets
September 30, 2007 and December 31, 2006
(Unaudited)

	2007	2006
Assets
Current assets
Cash and cash equivalents	$5,521,433	$556,664
Trade accounts receivable	2,916,874	4,415,054
Unbilled accounts receivable	2,493,893	2,156,540
Deferred expense	207,847	175,887
Prepaid expenses and other current assets	305,249	247,069

Total current assets	11,445,296	7,551,214

Property and equipment, net	162,217	292,116
Other assets	4,890	4,890

Total assets	$11,612,403	$7,848,220

Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable	$402,739	$630,845
Accrued expenses and other liabilities	3,305,540	1,432,856
Deferred revenue	5,941,029	5,237,935

Total current liabilities	9,649,308	7,301,636

Long-term liabilities
Deferred revenue	210,000	210,000

Total liabilities	9,859,308	7,511,636

Redeemable convertible preferred stock
Series A preferred stock, $.001 par value, authorized 2,083,333 shares; issued and outstanding 2,083,333 shares; stated at redemption value	3,524,683	3,524,683
Series B preferred stock, $.001 par value, authorized 2,906,498 shares; issued and outstanding 1,453,249 shares; stated at redemption value	6,477,600	6,026,873
Shareholders’ deficit
Common stock; no par value, authorized 17,125,000 shares; issued and outstanding 10,205,048 shares	444,069	444,069
Accumulated deficit	(8,693,257)	(9,659,041)

Total shareholders’ deficit	(8,249,188)	(9,214,972)

Total liabilities and shareholders’ deficit	$11,612,403	$7,848,220

The accompanying notes are an integral part of these unaudited financial statements.

Alogent Corporation
Statements of Operations
Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Revenues
License fees	$6,026,351	$4,131,455
Professional services	5,343,914	4,316,131
Maintenance and support	3,566,926	3,192,832

Total revenues	14,937,191	11,640,418

Cost of revenues
License fees	643,506	343,271
Professional services	2,876,521	2,274,213
Maintenance and support	1,991,775	1,814,727

Total cost of revenues	5,511,802	4,432,211

Gross margin	9,425,389	7,208,207

Operating expenses
Selling and marketing	3,997,105	3,485,788
Research and development	2,830,705	2,286,244
General and administrative	1,500,952	1,147,521

Total operating expenses	8,328,763	6,919,553

Operating income	1,096,626	288,654
Interest (expense) income, net	25,589	(1,560)
Other (expense) income, net	(4,741)	82,141

Income before income taxes	1,117,474	369,235
Income tax (expense) benefit	—	—

Net income	$1,117,474	$369,235

The accompanying notes are an integral part of these unaudited financial statements.

Alogent Corporation
Statements of Cash Flows
Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash flows from operating activities
Net income	$1,117,474	$369,235
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	145,161	193,244
Stock-based compensation expense	299,037	95,713
Changes in operating assets and liabilities
Trade accounts receivable	1,498,180	(1,298,229)
Unbilled accounts receivable	(337,353)	(563,625)
Deferred expense	(31,960)	129,909
Prepaid expenses and other assets	(58,180)	97,430
Other long term assets	—	(25,000)
Accounts payable	(228,106)	36,679
Accrued expenses and other liabilities	1,872,684	158,926
Deferred revenue	703,094	130,382

Net cash (used in) provided by operating activities	4,980,031	(675,336)

Cash flows from investing activities
Capital expenditures	(15,262)	(31,027)

Net cash used in investing activities	(15,262)	(31,027)

Net change in cash and cash equivalents	4,964,769	(706,363)
Cash and cash equivalents
Beginning of year	556,664	1,912,087

End of year	$5,521,433	$1,205,724

Supplemental disclosure of significant noncash financing activities
Accretion of Series A preferred stock	$—	$142,308
Accretion of Series B preferred stock	$450,727	$—
The accompanying notes are an integral part of these unaudited financial statements.

Alogent Corporation
Notes to Unaudited Financial Statements
September 30, 2007 and 2006
1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Alogent Corporation (“Alogent” or the “Company”) is a leading developer of payment processing solutions on open architecture systems. The Company’s revenue is derived from software license fees for its Sierra product line and related services including maintenance and support and other project management, consulting and implementation services to the financial services and other commercial industries.

The Company’s revenue has been derived from financial institutions and other commercial companies located in the United States and the United Kingdom. The Company’s business is subject to risk and uncertainties as a result of competition, long sales cycles, concentration with certain major customers and in certain markets, dependence on key personnel, dependence on a limited product line, management of rapid growth, regulatory changes affecting the banking industry, limited access to capital, and rapidly, evolving technology and markets, among others. As a result, negative developments in these factors or others could have an adverse effect on the Company’s financial position, results of operations, and cash flows.

Basis of Presentation

These unaudited financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States.

In the opinion of management, the unaudited financial statements reflect all adjustments considered necessary for a fair presentation of the Company’s financial statements as of and for the nine months ended September 30, 2007 and 2006. Such adjustments are of a normal, recurring nature. Operating results for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of the results that may be expected for the fiscal years ending December 31, 2007 and 2006. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. The interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. Certain prior year balances have been reclassified to conform to the current year presentation. For further information, refer to the Company’s financial statements and footnotes thereto for the year ended December 31, 2006 filed in the Form 8-K of Goldleaf Financial Solutions, Inc. (“GFSI”).

Revenue Recognition and Deferred Revenue

The Company recognizes revenue in accordance with American Institute of Certified Public Accountants’ Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Software Revenue Recognition with Respect to Certain Transactions, and SOP No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company’s revenue is derived from (i) software licenses for the use of its technology-based software products, Sierra Clearing, Sierra Xchange and Sierra Xpedite and (ii) services associated with maintenance and support and implementation of these products.

License fees are derived from licensing the Company’s Sierra Clearing, Sierra Xchange, and Sierra Xpedite products and are recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, collectibility is probable, and vendor-specific objective evidence (“VSOE”) exists to allocate revenue to the undelivered elements of the arrangement. When the implementation services provided by the Company are considered essential to the functionality of the software, license fees and revenue for implementation services are recognized using the percentage-of-completion method, measured by the percentage of contract hours incurred to date to estimated total hours for the implementation services.

Alogent Corporation
Notes to Unaudited Financial Statements
September 30, 2007 and 2006
Provided that all other applicable criteria of SOP No. 97-2 and SOP No. 98-9 are met, revenue derived from reseller arrangements is recognized when the product is delivered to the end user and no other obligations remain except for maintenance and support.

Professional services revenue is generally derived from implementing software applications under contractual agreements with terms ranging from six months to two years. These contracts include both fixed-price and time and materials arrangements. Revenue from fixed price contracts is recognized using the percentage-of-completion method, measured by the percentage of contract hours incurred to date to estimated total hours for each contract. Contract costs include all direct and certain indirect costs (i.e., depreciation, rent, and communication costs). Contract provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenue derived from contracts to provide services on a time and materials basis is recognized as the related services are performed. Reimbursable travel expenses are included in professional services revenue and cost of revenue in the statement of operations and are recognized when the related expenses are incurred.

Maintenance and support revenue include revenue derived from fixed-price arrangements. Under fixed price arrangements, terms range from one to three years and generally provide for payment annually or quarterly in advance. Revenue from fixed-priced contracts is deferred and recognized ratably over the term of the maintenance and support agreement.

For classification purposes in the statement of operations, revenue is allocated to license fees and professional services revenue by using the residual method in a manner similar to SOP No. 98-9. Under SOP No. 98-9, revenue is allocated to elements of an arrangement such as maintenance and support and/or professional services for which the Company has sufficient VSOE, with the difference between the total arrangement fee and the amount allocated to maintenance and support and/or professional services being allocated to license fees.

Deferred revenue represents billings rendered to, or cash payments received from, customers for software or services for which revenue has not been earned or recognized.

Recently Issued Accounting Standards

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” This interpretation requires that realization of an uncertain income tax position must be “more likely than not” (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. Further, this interpretation prescribes the benefit to be recorded in the financial statements as the amount most likely to be realized assuming a review by tax authorities having all relevant information and applying current conventions. This interpretation also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. The FASB deferred the adoption of FIN 48 for private companies until the first annual period beginning after December 15, 2007.The Company has not yet determined what impact, if any, FIN 48 will have on its financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in GAAP and expands disclosure related to the use of fair value measures in financial statements. SFAS No. 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. The standard emphasizes that fair value is a market-based measurement and not an entity-specific measurement based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS No. 157 establishes a fair value hierarchy from observable market data as the highest level to fair value based on an entity’s own fair value assumptions as the lowest level. SFAS No. 157 is effective for

Alogent Corporation
Notes to Unaudited Financial Statements
September 30, 2007 and 2006
financial statements issued for fiscal years beginning after November 15, 2007 except as follows: (a) defer the effective date in Statement 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), and (b) remove certain leasing transactions from the scope of Statement 157. The company has not yet determined what impact, if any, SFAS 157 will have on its financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations. This standard replaces the existing guidance in SFAS No. 141 and is effective for business combinations completed in the first annual reporting period beginning after December 15, 2008. This statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. SFAS No. 141R retains the existing fundamental concepts of accounting for the income tax consequences of business combinations. However, SFAS No. 141R changed some aspects of the accounting for income taxes in a business combination. Currently, any reduction in the acquirer’s valuation allowance for deferred tax assets as a result of a business combination is recognized as part of the business combination (a reduction of goodwill with a corresponding increase in tax expense). Under SFAS No. 141R, any reduction in the acquirer’s valuation allowance for deferred tax assets as a result of a business combination is recognized as a reduction of the acquirer’s income tax provision in the period of the business combination. The company has not yet determined what impact, if any, SFAS No. 141R will have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”). Under this standard, entities will be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. SFAS 159 is effective for the company on January 1, 2008. The company has not yet determined what impact, if any, SFAS 159 will have on its financial position or results of operations.

2.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following at September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006
Accrued salaries and personnel expenses	$287,330	$275,387
Accrued bonus	970,701	—
Accrued sales commissions	357,960	454,779
Other accruals	1,689,549	702,690

	$3,305,540	$1,432,856

Alogent Corporation
Notes to Unaudited Financial Statements
September 30, 2007 and 2006
3.	Shareholders’ Deficit

Stock Incentive Plan

On January 29, 2007, the Company approved a voluntary stock option exchange program for employees. Under the program, Alogent employees were given the opportunity, if they chose, to cancel outstanding stock options previously granted to them in exchange for an equal number of replacement options to be granted on March 1, 2007. Alogent employees were required to remain employed with Alogent at the date of the replacement grant in order to receive on March 1, 2007, pursuant to replacement options. On March 1, 2007, Alogent issued approximately 1.5 million shares of replacement options. The exercise price of each replacement option was $0.83, which was not less than the fair market value of a share of the Company’s common stock on that day. The replacement options have terms and conditions that are substantially the same as those of the cancelled options. The Company treated the replacement options as a modification, resulting in additional stock compensation expense of $84,429 being recorded in the nine month period ended September 30, 2007.

Series A Preferred Stock

The redemption price for the Series A preferred stock is equal to the greater of (i) the appraised value at the date of request for redemption or (ii) the original Series A preferred stock issue price ($0.96) plus an amount equal to a 12% compounded annual return from the original issue date. The Company accretes (increases or decreases) the carrying amount of the Series A preferred stock to the estimated redemption amount using the interest method from the original issuance date through the earliest redemption date. Accordingly, the carrying value of Series A preferred stock at September 30, 2007 is $3,524,683, which is equal to its original Series A preferred stock issue price plus the annual return on each share and is greater than estimated fair market value.

Series B Preferred Stock

The redemption price for the Series B preferred stock is equal to the greater of (i) the appraised value at the date of request for redemption or (ii) an amount equal to the product of two times the original Series B preferred stock issue price ($2.06434) plus an amount equal to $0.165 per share annual dividends. The Company accretes (increases or decreases) the carrying amount of the Series B preferred stock to the estimated redemption amount using the interest method from the original issuance date through the earliest redemption date. Accordingly, the carrying value of Series B preferred stock at September 30, 2007 is $6,477,600, which is equal to the product of two times the original Series B preferred stock issue price plus the annual dividends, and is greater than estimated fair market value.

4.	Major Customers and International Revenue

The Company generates revenues principally from customers located in the United States. For the nine months ended September 30, 2007, three customers accounted for more than 59% of the Company’s revenues. Combined, these customers accounted for approximately $8.8 million of total revenues for such period. Accounts receivable from these three customers was approximately $1.6 million as of September 30, 2007 which is approximately 41% of total trade accounts receivable. For the nine months ended September 30, 2006, three customers accounted for more than 45% of the Company’s revenues. Combined, these customers accounted for approximately $5.2 million of total revenues for such period. Accounts receivable from these three customers were approximately $689 thousand as of September 30, 2006 which is approximately 30% of total trade accounts receivable.

Alogent Corporation
Notes to Unaudited Financial Statements
September 30, 2007 and 2006
5.	Subsequent Events

On January 17, 2008 (the “Closing Date”), Goldleaf Financial Solutions, Inc. (“GFSI”) entered into an Agreement and Plan of Merger by and among GFSI, GLF Sub, Inc. and Alogent (the “Agreement and Plan of Merger”). Under the Merger Agreement, GFSI agreed to acquire all of the capital stock of Alogent by merger of Alogent into an existing subsidiary of GFSI for an aggregate purchase price of $42,619,063 (the “Merger”). The closing of Merger occurred simultaneously with the execution of the Merger Agreement. Pursuant to the terms of the Merger Agreement, GFSI paid to the shareholders and optionholders of the Company $32,844,063 in cash, $2,775,000 in shares of GFSI’s common stock (“Common Stock”), and $7,000,000 in promissory notes convertible into shares of Common Stock.